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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             -----------------------



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JUNE 15, 2000

                    -----------------------------------------

                           EN POINTE TECHNOLOGIES, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                        COMMISSION FILE NUMBER 000-28052


          DELAWARE
(STATE OR OTHER JURISDICTION OF                            NUMBER: 75-2467002
INCORPORATION OR ORGANIZATION)                           I.R.S. EMPLOYER I. D.


           100 N. SEPULVEDA BLVD., 19TH FLOOR
                  EL SEGUNDO, CALIFORNIA                   90245
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                                 (310) 725-5200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. Other Events.

     On June 15, 2000, the Company announced a realigned operating structure designed to streamline the organization, reduce costs and expenses, and align resources to accelerate the growth potential in the Company's core business. The Company stated that it expects to take certain non-recurring charges in the third quarter in connection with the realignment. These charges, the amounts of which are not yet finalized, will cover expected costs including severance costs attributable to workforce reduction, cancellation of vendor contracts and leases, asset write-offs and other loss accruals. In aggregate, management estimates that these charges will be in the range of $2 to 2.5 million.

     The public announcement is attached as Exhibit 99.1 to this document and is incorporated herein by reference.


ITEM 7. Financial Statements and Exhibits.


(c)  Exhibits.


     The following Exhibit is filed as part of this Report.

(99.1) Press release relating to En Pointe Technologies Inc. corporate restructuring.


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     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  EN POINTE TECHNOLOGIES, INC.




Date: June 16, 2000

/s/ JAVED LATIF
 ---------------------------------------
By: Javed Latif, Chief Financial Officer